UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 24, 2010

ALTERNATE ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

911 E. WINDING CREEK DR., SUITE 150, EAGLE, ID 83616
(Address of Principal Executive Offices) (Zip Code)

(208) 939-9311
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Alternate Energy Holdings, Inc., (“AEHI” or the “Registrant”) received a notification by mail on February 19, 2010 from the Secretary of State of Nevada that on February 16, 2010 the State of Nevada approved the amendment to the Articles of Incorporation passed by the Board of Directors by unanimous written consent on February 12, 2010. Pursuant to the provisions of the Nevada Revised Statues, the Registrants Board of Directors approved through a unanimous written consent the adoption of the Amendment to Article FIVE of the Articles of Incorporation, which went effective February 16, 2010, thus, Article FIVE has been amended by adding the following paragraph at the end thereof as follows:

“The total number of stock authorized that may be issued by the Corporation is five hundred million (500,000,000) shares of common stock with a par value of one tenth of one cent (.001) and no other class of stock shall be authorized.  Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.”

Hence, effective February 16, 2010, there will be five hundred million (500,000,000) authorized shares of common stock.  This amendment was ratified by the written consent of a majority of the shareholders in lieu of a meeting on February 12, 2010.

Item 9.01        Financial Statements and Exhibits

EXHIBIT NO. DESCRIPTION

3.1 Articles of Incorporation, as amended dated Feb 16, 2010
3.5 Certificate of Amendment dated Feb 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2010
Alternate Energy Holdings, Inc

By:
Don Gillispie, Chairman and Chief Executive Officer